AMENDMENT TO CUSTODIAN AGREEMENT

         This Amendment to Custodian Agreement is made as of June 29, 2001 by and between Evergreen Equity Trust (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Agreement referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Agreement dated as of September 18, 1997 (as amended, modified or supplemented and in effect from time to time, the "Contract");

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has heretofore made certain of its series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio" and collectively, as the "Portfolios");

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States;

         WHEREAS, in accordance with the terms of the Contract, the Fund has instructed, or hereafter may instruct, the Custodian to employ Chase (as such term is defined below) as sub-custodian for all Chase Foreign Assets (as such term is defined below) of each Chase Portfolio (as such term is defined below);

         WHEREAS, the Fund has delegated, or may hereafter delegate, Chase to serve as its Foreign Custody Manager (as such term is defined below) with regard to each Chase Portfolio's Chase Foreign Assets; and

         WHEREAS, Chase has accepted, or will accept, all such aforementioned Foreign Custody Manager delegations.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

I. The Fund hereby confirms and ratifies (a) its prior selection of Chase as sub-custodian for the Chase Foreign Assets of Evergreen Large Company Growth Fund (formerly known as Evergreen Strategic Growth
         Fund), a Chase Portfolio and (b) its prior instruction to the Custodian to employ Chase as sub-custodian for the Chase Foreign Assets of Evergreen Large Company Growth Fund. The Fund further confirms to the Custodian that, as of the date hereof, such selection and instruction remain in full force and effect.

II. The last sentence of Section 1 of the Contract is hereby deleted and replaced in its entirety by the following sentence:

         "The Custodian may employ as sub-custodian (a) for the Fund's Non-Chase Foreign Assets, the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 or (b) for the Fund's Chase Foreign Assets, Chase, but only in accordance with the applicable provisions of Sections 3 and 4."

III. Section 3 of the Contract is hereby deleted and replaced in its entirety by Section 3 set forth below and Section 4 of the Contract is hereby deleted and replaced in its entirety by Section 4 set forth below.

SECTION 3.        Provisions Relating to Rules 17f-5 and 17f-7

     3.1. Definitions. Capitalized terms in this Agreement shall have the following meanings:

"Chase"   means   The   Chase   Manhattan   Bank,   N.A.   and   each   of   its
successors-in-interest, and each of its predecessors-in-interest, as the context may require.

"Chase Portfolio(s)" means any one or more Portfolios for which the Fund instructs the Custodian to employ Chase as a sub-custodian for such Portfolio's Chase Foreign Assets.

"Non-Chase  Portfolio(s)"  means  any  one or  more  Portfolios  for  which  the
Custodian  has  not  received  the  Fund's   instruction   to  employ  Chase  as
sub-custodian.

"Chase Foreign Assets" means all of a Chase Portfolio's Foreign Assets except those Foreign Assets whose primary market is in either India, Taiwan or Russia.

"Non-Chase Foreign Assets" means any Foreign Assets which are not Chase Foreign Assets; such term includes each of (a) the Foreign Assets of a Chase Portfolio whose primary market is in either India, Taiwan or Russia and (b) the Foreign Assets of a Non-Chase Portfolio.

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     The Custodian as Foreign Custody Manager.

         3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Non-Chase Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, it being hereby expressly understood that the Custodian shall not serve as Foreign Custody Manager with respect to any Chase Foreign Assets.

         3.2.2  Countries   Covered.   The  Foreign  Custody  Manager  shall  be
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Non-Chase Foreign Assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Non-Chase Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the applicable Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.
Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Non-Chase Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Non-Chase Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the applicable Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Non-Chase Foreign Assets of such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    Scope of Delegated Responsibilities:

                  (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Non-Chase Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Non-Chase Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Non-Chase Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Non-Chase Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) Contracts With Eligible  Foreign  Custodians.  The Foreign
Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager to maintain Non-Chase Foreign Assets will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) Monitoring. In each case in which the Foreign Custody Manager maintains Non-Chase Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Non-Chase Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Non-Chase Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager with respect to the Non-Chase Foreign Assets.

         3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Non-Chase Foreign Assets from an Eligible Foreign Custodian and the placement of such Non-Chase Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Non-Chase Foreign Assets of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Non-Chase Foreign Assets of the Portfolios.

         3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Non-Chase Foreign Assets of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective forty-five (45) days after receipt by the non-terminating party of such notice. The provisions of
Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Non-Chase Foreign Assets of the Portfolios with respect to designated countries.

3.3      Eligible Securities Depositories.

         3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. Capitalized terms in this Section 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means either (a) Chase (with respect to the Chase Foreign Assets) or (b) a foreign banking institution serving as an Eligible Foreign Custodian (with respect to the Non-Chase Foreign Assets), as the case may be.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     Transactions in Foreign Custody Account.

         4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii) in connection with any repurchase agreement related to foreign securities;

(iii)to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;
(iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(vii)for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;
(x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi) in connection with the lending of foreign securities; and

(xii)for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi) for payment of part or all of the dividends received in respect of securities sold short;

(vii) in connection with the borrowing or lending of foreign securities; and

(viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the
country  or  market  in  which  the  transaction  occurs,   including,   without
limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule D hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule D from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.    Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3 hereof, in the event of any conflict between the provisions of Sections 3 and 4 hereof, the provisions of Section 3 shall prevail.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                       STATE STREET BANK AND TRUST COMPANY


/s/ Stephanie L. Poster
Stephanie L. Poster                 By: /s/ Joseph L. Hooley
Vice President                        Joseph L. Hooley, Executive Vice President



WITNESSED BY:                       Evergreen EQUITY Trust

/s/ Maureen E. Towle                /s/ Catherine E. Foley
-------------------------          By: ------------------------------
Name:    Maureen E. Towle              Name: Catherine E. Foley
Title: Assistant Secretary             Title: Assistant Secretary

                          STATE STREET                             SCHEDULE A
                                          GLOBAL CUSTODY NETWORK
                                              SUBCUSTODIANS

Country                    Subcustodian

1
06/30/01

Argentina                  Citibank, N.A.


Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen Sparkassen AG


Bahrain                    HSBC Bank Middle East

                           (as delegate of the Hongkong and Shanghai Banking
                            Corporation Limited)


Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Benin                      via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.


Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.


Bulgaria                   ING Bank N.V.


Burkina Faso               via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Canada                     State Street Trust Company Canada

Chile                      BankBoston, N.A.


People's Republic          Hongkong and Shanghai Banking Corporation Limited,
of China                   Shanghai and Shenzhen branches



Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria


Costa Rica                 Banco BCT S.A.


Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank Ltd.


Czech Republic             Eeskoslovenska Obchodni Banka, A.S.


Denmark                    Danske Bank A/S


Ecuador                    Citibank, N.A.


Egypt                      HSBC Bank Egypt S.A.E.
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Estonia                    Hansabank

Finland                    Merita Bank Plc.


France                     BNP Paribas Securities Services, S.A.


Germany                    Dresdner Bank AG


Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.


Guinea-Bissau              via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Hong Kong                  Standard Chartered Bank

Hungary                    Citibank Rt.
                           (converting to Bank Austria Creditanstalt Rt
                           August 10, 2001)


Iceland                    Icebank Ltd.


India                      Deutsche Bank AG

                           Hongkong and Shanghai Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.


Italy                      BNP Paribas, Italian Branch

Ivory Coast                Societe Generale de Banques en Cote d'Ivoire


Jamaica                    Scotiabank Jamaica Trust and Merchant Bank Ltd.


Japan                      The Fuji Bank, Limited

                           Sumitomo Mitsui Banking Corporation

Jordan                     HSBC Bank Middle East

                           (as delegate of Hongkong and Shanghai Banking Corporation Limited)


Kazakhstan                 HSBC Bank Kazakhstan

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          Hongkong and Shanghai Banking Corporation Limited


Latvia                     A/s Hansabanka

Lebanon                    HSBC Bank Middle East

                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB


Malaysia                   Standard Chartered Bank Malaysia Berhad

Mali                       via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Mauritius                  Hongkong and Shanghai Banking Corporation Limited


Mexico                     Citibank Mexico, S.A.


Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited               -


Netherlands                Fortis Bank (Nederland) N.V.


New Zealand                Westpac Banking Corporation

Niger                      via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Nigeria                    Stanbic Merchant Bank Nigeria Limited

Norway                     Christiania Bank og Kreditkasse ASA


Oman                       HSBC Bank Middle East

                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG


Palestine                  HSBC Bank Middle East

                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Panama                     BankBoston, N.A.


Peru                       Citibank, N.A.


Philippines                Standard Chartered Bank

Poland                     Bank Handlowy w Warszawie S.A.


Portugal                   Banco Comercial Portugues

Qatar                      HSBC Bank Middle East

                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Romania                    ING Bank N.V.


Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse First Boston - Zurich)


Senegal                    via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Eeskoslovenska Obchodni Banka, A.S.


Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana


South Africa               Standard Bank of South Africa Limited


Spain                      Banco Santander Central Hispano S.A.


Sri Lanka                  Hongkong and Shanghai Banking Corporation Limited


Swaziland                  Standard Bank Swaziland Limited

Sweden                     Skandinaviska Enskilda Banken

Switzerland                UBS AG


Taiwan - R.O.C.            Central Trust of China


Thailand                   Standard Chartered Bank

Togo                       via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast


Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.


Ukraine                    ING Bank Ukraine

United Arab Emirates       HSBC Bank Middle East

                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

United Kingdom             State Street Bank and Trust Company,  London Branch


Uruguay                    BankBoston, N.A.


Venezuela                  Citibank, N.A.


Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

                                 STATE STREET
SCHEDULE B

                                          GLOBAL CUSTODY NETWORK
                                 DEPOSITORIES OPERATING IN NETWORK MARKETS



              Country                                   Depositories

                                                           1
06/30/01

         Argentina                          Caja de Valores S.A.


         Australia                          Austraclear Limited

                                            Reserve Bank Information and Transfer System


         Austria                            Oesterreichische Kontrollbank AG
                                            (Wertpapiersammelbank Division)


         Belgium                            Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                            Banque Nationale de Belgique

         Benin                              Depositaire Central - Banque de Reglement

         Brazil                             Companhia Brasileira de Liquidacao e Custodia

                                            Sistema Especial de Liquidacao e de Custodia (SELIC)

                                            Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)


         Bulgaria                           Central Depository AD

                                            Bulgarian National Bank

         Burkina Faso                       Depositaire Central - Banque de Reglement


         Canada                             Canadian Depository for Securities Limited


         Chile                              Deposito Central de Valores S.A.


         People's Republic          Shanghai Securities Central Clearing & Registration Corporation
         of China

                                            Shenzhen Securities Central Clearing Co., Ltd.


         Colombia                   Deposito Centralizado de Valores

         Costa Rica                         Central de Valores S.A.


         Croatia                            Ministry of Finance

                                            National Bank of Croatia

                                            Sredisnja Depozitarna Agencija d.d.


         Czech Republic                     Stredisko cennych papiru

                                            Czech National Bank

         Denmark                    Vaerdipapircentralen (Danish Securities Center)


         Egypt                              Misr for Clearing, Settlement, and Depository


         Estonia                            Eesti Vaartpaberite Keskdepositoorium


         Finland                            Finnish Central Securities Depository

         France                             Euroclear France

         Germany                    Clearstream Banking AG, Frankfurt

         Greece                             Bank of Greece,
                                            System for Monitoring Transactions in Securities in Book-Entry Form

                                            Apothetirion Titlon AE - Central Securities Depository


         Guinea-Bissau                      Depositaire Central - Banque de Reglement


         Hong Kong                          Central Clearing and Settlement System

                                            Central Moneymarkets Unit

         Hungary                            Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)


         Iceland                            Iceland Securities Depository Limited

         India                              National Securities Depository Limited

                                            Central Depository Services India Limited

                                            Reserve Bank of India

         Indonesia                          Bank Indonesia

                                            PT Kustodian Sentral Efek Indonesia

         Israel                             Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)


         Italy                              Monte Titoli S.p.A.


         Ivory Coast                        Depositaire Central - Banque de Reglement


         Jamaica                            Jamaica Central Securities Depository

         Japan                              Japan Securities Depository Center (JASDEC)

                                            Bank of Japan Net System

         Kazakhstan                         Central Depository of Securities

         Kenya                              Central Bank of Kenya

         Republic of Korea          Korea Securities Depository

         Latvia                             Latvian Central Depository


         Lebanon                            Custodian and Clearing Center of Financial Instruments for
                                            Lebanon and the Middle East (Midclear) S.A.L.

                                            Banque du Liban

         Lithuania                          Central Securities Depository of Lithuania


         Malaysia                   Malaysian Central Depository Sdn. Bhd.

                                            Bank Negara Malaysia,
                                            Scripless Securities Trading and Safekeeping System


         Mali                               Depositaire Central - Banque de Reglement

         Mauritius                          Central Depository and Settlement Co. Ltd.

                                            Bank of Mauritius

         Mexico                             S.D. INDEVAL (Instituto para el Deposito de Valores)


         Morocco                    Maroclear

         Netherlands                        Nederlands Centraal Instituut voor
                                            Giraal Effectenverkeer B.V. (NECIGEF)


         New Zealand                        New Zealand Central Securities Depository Limited


         Niger                              Depositaire Central - Banque de Reglement

         Nigeria                            Central Securities Clearing System Limited


         Norway                             Verdipapirsentralen (Norwegian Central Securities Depository)


         Oman                               Muscat Depository & Securities Registration Company, SAOC


         Pakistan                           Central Depository Company of Pakistan Limited

                                            State Bank of Pakistan

         Palestine                          Clearing Depository and Settlement, a department
                                            of the Palestine Stock Exchange


         Peru                               Caja de Valores y Liquidaciones, Institucion de
                                            Compensacion y Liquidacion de Valores S.A


         Philippines                        Philippine Central Depository, Inc.

                                            Registry of Scripless Securities (ROSS) of the Bureau of Treasury


         Poland                             National Depository of Securities
                                            (Krajowy Depozyt Papierow Wartos ciowych SA)

                                            Central Treasury Bills Registrar

         Portugal                           Central de Valores Mobiliarios

         Qatar                              Central Clearing and Registration (CCR), a
                                            department of the Doha Securities Market


         Romania                    National Securities Clearing, Settlement and Depository Company

                                            Bucharest Stock Exchange Registry Division

                                            National Bank of Romania

         Russia                             Vneshtorgbank, Bank for Foreign Trade of the Russian Federation


         Senegal                            Depositaire Central - Banque de Reglement


         Singapore                          Central Depository (Pte) Limited

                                            Monetary Authority of Singapore

         Slovak Republic                    Stredisko cennych papierov

                                            National Bank of Slovakia

         Slovenia                           Klirinsko Depotna Druzba d.d.


         South Africa                       Central Depository Limited

                                            Share Transactions Totally Electronic (STRATE) Ltd.


         Spain                              Servicio de Compensacion y Liquidacion de Valores, S.A.

                                            Banco de Espana, Central de Anotaciones en Cuenta


         Sri Lanka                          Central Depository System (Pvt) Limited


         Sweden                             Vardepapperscentralen  VPC AB
                                            (Swedish Central Securities Depository)


         Switzerland                        SegaIntersettle AG (SIS)


         Taiwan - R.O.C.                    Taiwan Securities Central Depository Co., Ltd.


         Thailand                           Thailand Securities Depository Company Limited


         Togo                               Depositaire Central - Banque de Reglement

         Tunisia                            Societe Tunisienne Interprofessionelle pour la
                                            Compensation et de Depots des Valeurs Mobilieres


         Turkey                             Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                            Central Bank of Turkey

         Ukraine                            National Bank of Ukraine

                                            Mizhregionalny Fondovy Souz

         United Arab Emirates               Clearing and Depository System,
                                            a department of theDubai Financial Market


         Venezuela                          Banco Central de Venezuela

         Zambia                             LuSE Central Shares Depository Limited

                                            Bank of Zambia

         TRANSNATIONAL

         Euroclear

         Clearstream Banking AG


SCHEDULE D

                               MARKET INFORMATION

Publication/Type of Information                      Brief Description
(scheduled frequency)

The Guide to Custody in World Markets       An overview of settlement and  safekeeping procedures,
(hardcopy  annually  and  regular           custody  practices  and  foreign investor  considerations  for the
website updates)                            markets in which State Street offers custodial services.

Global Custody Network Review               Information relating to Foreign Sub-Custodians in State Street's
(annually)                                  Global Custody Network.  The Review stands as an integral part of the materials that State Street provides to its U.S.  mutual fund  clients to assist  them in  complying  with SEC Rule  17f-5.  The Review  also gives insight into State  Street's  market expansion and Foreign  Sub-Custodian
                                            selection processes,  as well as the procedures   and  controls  used  to
                                            monitor the financial  condition and performance     of    our    Foreign
                                            Sub-Custodian banks.

Securities Depository Review                Custody risk analyses of the Foreign Securities Depositories presently
(annually)                                  operating in Network markets.  This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal  Survey                        With  respect to each market in which State  Street  offers custodial
(annually)                                  services,  opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign
                                            Sub-Custodian  or Foreign Securities  System,  (ii)  a  fund's
                                            ability  to  recover in the event of bankruptcy   or   insolvency   of  a
                                            Foreign   Sub-Custodian  or  Foreign Securities  System,  (iii) a  fund's ability to recover in the event of a loss by a Foreign  Sub-Custodian  or
                                            Foreign  Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                     Copies of the contracts that State Street has entered into with each
(annually)                                  Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                      Information on changing settlement and custody conditions in
(daily or as necessary)                     markets where State Street offers custodial services. Includes  changes in market and tax regulations, depository developments, dematerialization
                                            information, as well as other market changes   that  may   impact   State
                                            Street's clients.

Foreign Custody Advisories                  For those markets where State Street offers custodial
(as necessary)                              services that exhibit special risks or infrastructures impacting custody,  State Street issues market advisories to highlight those unique
                                            market  factors  which might  impact our  ability  to  offer   recognized
                                            custody service levels.

Material  Change  Notices                   Informational  letters  and  accompanying   materials confirming
(presently  on  a  quarterly                State   Street's   foreign   custody arrangements,  including a
basis or as otherwise  necessary)           summary of material changes with Foreign Sub-Custodians that have
                                            occurred    during   the    previous quarter.  The notices also  identify
                                            any   material    changes   in   the custodial   risks   associated  with
                                            maintaining   assets  with   Foreign Securities Depositories.

                        AMENDMENT TO CUSTODIAN AGREEMENT

         Amendment dated July 6, 2000, to the custody contract (the "Custodian Agreement"), dated September 18, 1997, as amended, by and between State Street Bank and Trust Company (the "Custodian") and EVERGREEN EQUITY Trust, on behalf of each of its Portfolios as defined in the Custodian Agreement (each a "Fund").

     WHEREAS the Custodian serves as the custodian of each Fund's assets pursuant to the Custodian Agreement;

         WHEREAS the Funds may appoint one or more banks identified on Schedule A to this Amendment, as amended from time to time, to serve as additional custodians for the Funds (each, a "Repo Custodian") for the limited purpose of the Funds' engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

         WHEREAS the Funds may direct the Custodian to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Custodian for the Funds pursuant to the Custodian Agreement for purposes of engaging in Tri-Party Repos; and

         WHEREAS the Custodian and the Funds desire to amend the Custodian Agreement to permit the Custodian to make "free delivery" of cash and other assets of the Funds to Repo Custodians from time to time;

         NOW THEREFORE, the Custodian and the Fund hereby agree to amend the Custodian Agreement by adding the following provisions thereto:

1. Notwithstanding anything to the contrary in the Custodian Agreement, upon receipt of Proper Instructions (as defined in the Custodian Agreement), the Custodian shall deliver cash and/or other assets of the Funds to any account maintained for the Funds by a Repo Custodian listed on Schedule A attached hereto, which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Funds as a custodian of the Funds with respect to the cash or assets so delivered until such cash or assets are returned to Custodian. In preparing reports of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets are received by the Custodian.

2. The Funds may amend Schedule A of this Amendment from time to time to add or delete a Repo Custodian or to change the identification of the account by a Repo Custodian for the Funds by delivering Special Instructions (as defined herein) to the Custodian. The term "Special Instructions" shall mean written instructions executed by an authorized officer of the Funds. In all other respects, each Custodian Agreement shall remain in full force and effect and the Custodian and the Funds shall perform their respective obligations in accordance with the terms thereof.

         EXECUTED to be effective as of the date set forth above.

                                    EVERGREEN EQUITY TRUST
                                    On Behalf of its Portfolios

                                    By: /s/ Sally E. Ganem

                                    Name:   Sally E. Ganem
                                    Title:  Assistant Secretary

                                    STATE STREET BANK AND TRUST COMPANY



                                    By: Ronald E. Logue

                                    Name:   Ronald E. Logue
                                    Title:  Vice Chairman

                                   SCHEDULE A

                               Dated: July 6, 2000

                                       to

              Amendment dated July 6, 2000, to Custodian Agreement

                         Of September 18, 1997, between

                     State Street Bank and Trust Company and

                             EVERGREEN EQUITY TRUST

                           On Behalf of its Portfolios

TRI-PARTY REPO CUSTODIAN BANKS

The Bank of New York
Chase Manhattan Bank